Exhibit 99.1

Geeknet Announces Second Quarter 2014 Financial Results and Acquisition of Treehouse Brand Stores
Revenue increases 6% in the second quarter to $23.4 million

FAIRFAX, Va., Aug. 1, 2014 /PRNewswire/ -- Geeknet, Inc. (Nasdaq: GKNT), the parent company of online retailer ThinkGeek.com, today announced financial results for the second quarter ended June 30, 2014. The company also announced the acquisition of substantially all of the assets and certain of the liabilities of Treehouse Brand Stores, LLC effective today for $1.5 million of initial cash consideration and total cash consideration of up to $3.5 million, to be paid based on the achievement of certain performance metrics.

Total revenue for the second quarter of 2014 was $23.4 million, an increase of 6% from $22.0 million in the second quarter of 2013.  Net loss for the second quarter of 2014 was $4.1 million or $0.62 per diluted share compared to net loss of $1.5 million or $0.23 per diluted share for the same period a year ago. Adjusted EBITDA loss for the second quarter of 2014 was $3.0 million, compared to an adjusted EBITDA loss of $0.4 million for the same period a year ago.
Second Quarter Highlights:

•	Wholesale revenue grew to $5.6MM, up 48% when compared to the second quarter of 2013

•	We delivered over 474 new products to our customers, including 74 exclusive items

•	Our conversion rate improved to 1.67% from 1.44% in 2013

“ThinkGeek grew revenue 6% in a competitive retail environment. We delivered strong growth from our GeekLabs exclusive products and our wholesale segment. Despite softer site revenues and pressure on margins this quarter, our entire team is focused on the upcoming fall and holiday seasons. To celebrate our fifteenth anniversary, but more importantly to improve the customer experience, ThinkGeek has launched a major brand refresh campaign including the redesign of our web site," said Katy McCarthy, Chief Executive Officer.

“A critical element of our strategic plan is to build out our platform to increase the customer base. Since 2009, Treehouse Brand Stores has worked directly with major video game publishers to engage fans with their unique and exclusive products. This acquisition enables Geeknet to establish official web stores under exclusive licenses while adding creative talent and expertise to our company,” said McCarthy. “I am excited to join Geeknet and can’t wait to work together to accelerate growth, while continuing to deliver even more of the unique merchandise our fans have come to expect,” said Jed Seigle, President of Treehouse Brands.

Supplemental schedules of the Company's quarterly statements of operations and operational statistics are available on the Company's web site at investors.geek.net.

A conference call and audio webcast will be held at 11:00 am ET on August 1, 2014 and may be accessed by calling (877) 348-9353 or (253) 237-1159 outside the U.S., or by visiting investors.geek.net. A dial in replay will be available from 4:00 PM ET August 1, 2014 until 11:59 pm ET August 3, 2014 by calling (855) 859-2056, with conference ID 73137452.
About Geeknet, Inc.
ThinkGeek, Inc., a wholly owned subsidiary of Geeknet, Inc. (NASDAQ: GKNT), is the premier retailer for the global geek community.  Since 1999, ThinkGeek has been creating a world where everyone can express their inner geek, embrace their passions, and connect with each other.  Our obsession is creating and sharing unique and authentic product experiences that stimulate our fans’ imaginations and fuel their geek core.  We believe that there is a geek in everyone and that it should be celebrated.  Want to learn more?  Check out thinkgeek.com or geek.net.

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we also report adjusted EBITDA. The method we use to calculate adjusted EBITDA is not in accordance with GAAP, is likely to differ from the methods used by other companies for similarly titled measures and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

We believe that adjusted EBITDA provides useful information to both management and investors and is an additional measurement which may be used to evaluate our operating performance. Our management and Board of Directors use adjusted EBITDA as part of their reporting and planning process and it is the primary measure we use to evaluate our operating performance. In addition, we have historically reported adjusted EBITDA to the investment community. We also believe that the financial analysts who regularly follow and report on us and the business sector in which we compete use adjusted EBITDA to prepare their financial performance estimates to measure our performance against other sector participants and to project our future financial results.

We define adjusted EBITDA as earnings or loss from continuing operations before interest and other expense, income taxes, stock-based compensation and depreciation and amortization. Adjusted EBITDA excludes certain expenses that we believe are not directly related to our core operating results. Although some of the items may recur on a regular basis, management does not consider activities associated with these items as core to its operations. With respect to stock-based compensation, we recognize expenses associated with stock-based compensation that require management to make assumptions about our common stock, such as expected future stock price volatility, the anticipated duration of outstanding stock options and awards and the forfeiture rate. While other forms of expenses (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to our underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question, but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well we currently operate our business.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding our strategic plan and future growth, as well as statements regarding the impact of our acquisition of the Treehouse Brand Stores business. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: popularity and demand for our retail products; management’s strategy, plans and objectives for future operations; employee relations and our ability to attract and retain highly qualified personnel; our ability to continue to invest in developing and acquiring new products; competition, competitors and our ability to compete; liquidity and capital resources; the outcome of any litigation to which we are a party; our accounting policies; sufficiency of our cash resources and investments to meet our operating and working capital requirements; our ability to successfully integrate the acquired assets and operations of Treehouse Brand Stores; our ability to realize the anticipated growth, synergies and other benefits from our acquisition of the Treehouse Brand Stores business; and our ability to retain relationships with key employees, vendors, licensors and customers of Treehouse Brand Stores. Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2013, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

 GEEKNET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net revenue	$23,395	$22,004	$46,086	$41,561
Cost of revenue	19,935	17,595	38,801	33,532
Gross margin	3,460	4,409	7,285	8,029
Operating expenses:
Sales and marketing	2,991	1,919	5,496	3,642
Technology and design	2,071	1,494	3,940	2,898
General and administrative	2,613	2,473	4,432	5,257
Total operating expenses	7,675	5,886	13,868	11,797
Loss from operations	(4,215)	(1,477)	(6,583)	(3,768)
Interest and other income (expense), net	66	(13)	189	(27)
Loss from continuing operations before income taxes	(4,149)	(1,490)	(6,394)	(3,795)
Income tax provision	—	—	—	3
Net loss from continuing operations	(4,149)	(1,490)	(6,394)	(3,798)
Discontinued operations:
Loss from discontinued operations, net of tax	—	(41)	—	(69)
Net loss	$(4,149)	$(1,531)	$(6,394)	$(3,867)
Loss per share from continuing operations:
Basic and diluted	$(0.62)	$(0.22)	$(0.96)	$(0.57)
Loss per share from discontinued operations:
Basic and diluted	$—	$(0.01)	$—	$(0.01)
Net loss per share:
Basic and diluted	$(0.62)	$(0.23)	$(0.96)	$(0.58)
Shares used in per share calculations:
Basic and diluted	6,694	6,638	6,676	6,612

GEEKNET, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$45,277	$53,084
Accounts receivable, net of allowance of $1 and $6 as of June 30, 2014 and December 31, 2013, respectively	4,074	9,719
Inventories, net	17,738	20,186
Prepaid expenses and other current assets	3,708	4,202
Total current assets	70,797	87,191
Property and equipment, net	1,952	2,465
Other long-term assets	84	50
Total assets	$72,833	$89,706

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,441	$10,250
Deferred revenue	1,842	2,828
Accrued and other liabilities	3,224	6,661
Total current liabilities	8,507	19,739
Other long-term liabilities	14	—
Total liabilities	8,521	19,739
Commitments and contingencies (Note 7)
Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; authorized — 25,000; issued — 6,997 and 6,901 shares, as of June 30, 2014 and December 31, 2013, respectively; outstanding — 6,714 and 6,639 shares as of June 30, 2014 and December 31, 2013, respectively	7	7
Treasury stock	(3,818)	(3,479)
Additional paid-in capital	817,904	816,826
Accumulated other comprehensive income	16	16
Accumulated deficit	(749,797)	(743,403)
Total stockholders’ equity	64,312	69,967
Total liabilities and stockholders’ equity	$72,833	$89,706

GEEKNET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities from continuing operations:
Net loss	$(6,394)	$(3,867)
Loss from discontinued operations, net of tax	—	69
Loss from continuing operations	(6,394)	(3,798)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization expense	620	630
Stock-based compensation expense	1,055	1,464
Provision for bad debts	(5)	(3)
Provision for inventory write-downs	66	427
Loss on disposal of assets, net	—	2
Changes in assets and liabilities:
Accounts receivable	5,650	(1,897)
Inventories	2,382	1,960
Prepaid expenses and other assets	460	(359)
Accounts payable	(6,809)	(5,868)
Deferred revenue	(986)	(262)
Accrued and other liabilities	(3,437)	(1,613)
Other long-term liabilities	14	(15)
Net cash used in operating activities	(7,384)	(9,332)
Cash flows from investing activities:
Purchase of property and equipment	(103)	(5)
Net cash used in investing activities	(103)	(5)
Cash flows from financing activities:
Proceeds from issuance of common stock	19	272
Repurchase of stock	(339)	(534)
Net cash used in financing activities	(320)	(262)
Cash flows from discontinued operations:
Net cash used in operating activities	—	(41)
Net cash used in discontinued operations	—	(41)
Net change in cash and cash equivalents	(7,807)	(9,640)
Cash and cash equivalents, beginning of year	53,084	57,294
Cash and cash equivalents, end of period	$45,277	$47,654

GEEKNET, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss - as reported	$(4,149)	$(1,531)	$(6,394)	$(3,867)
Reconciling items:
Loss from discontinued operations - net of tax	—	41	—	69
Interest and other (income) expense, net	(66)	13	(189)	27
Income tax provision	—	—	—	3
Stock-based compensation expense included in cost of revenue	19	34	40	(120)
Stock-based compensation expense included in operating expenses	856	773	1,015	1,584
Depreciation and amortization expense	307	314	620	630
Adjusted EBITDA	$(3,033)	$(356)	$(4,908)	$(1,674)

GEEKNET, INC.
Segment Data
(In thousands, unaudited)

	Website	Wholesale	Total
Three Months Ended June 30, 2014
Net revenue	$17,833	$5,562	$23,395
Cost of revenue	16,116	3,819	19,935
Gross margin	$1,717	$1,743	$3,460
Gross margin %	9.6%	31.3%	14.8%

Three Months Ended June 30, 2013
Net revenue	$18,254	$3,750	$22,004
Cost of revenue	15,155	2,440	17,595
Gross margin	$3,099	$1,310	$4,409
Gross margin %	17.0%	34.9%	20.0%

Six Months Ended June 30, 2014
Net revenue	$35,712	$10,374	$46,086
Cost of revenue	31,738	7,063	38,801
Gross margin	$3,974	$3,311	$7,285
Gross margin %	11.1%	31.9%	15.8%

Six Months Ended June 30, 2013
Net revenue	$36,235	$5,326	$41,561
Cost of revenue	29,994	3,538	33,532
Gross margin	$6,241	$1,788	$8,029
Gross margin %	17.2%	33.6%	19.3%

GKNT-F

CONTACT: ir@geek.net for Geeknet, Inc.